As filed with the Securities and Exchange Commission on November 2, 2026

Registration No. 333-291599

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FIREFLY AEROSPACE INC.

(Exact name of Registrant as specified in its charter)

Delaware	3761	81-5194980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2203 Scottsdale Drive

Leander, TX 78641

512-893-5570

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jason Kim

Chief Executive Officer

2203 Scottsdale Drive

Leander, TX 78641

512-893-5570

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Robert Suffoletta

Austin D. March

Wilson Sonsini Goodrich & Rosati, P.C.

900 S. Capital of Texas Highway

Las Cimas IV, 5th Floor

Austin, TX 78746

(512) 338-5400

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 is filed with the Securities and Exchange Commission (the “Commission”) by Firefly Aerospace Inc. (the “Registrant”) in respect of the Registrant’s registration statement initially filed with the Commission on Form S-1 (File No. 333-291599) on November 17, 2025 as amended on December 15, 2025, and declared effective by the Commission on December 19, 2025, and as further amended by the Post-Effective Amendment No. 1 filed with the Commission on March 19, 2026 (the “Registration Statement”).

The Registration Statement registered the offer and sale of up to 11,111,116 shares of the Registrant’s common stock (the “Shares”) by the stockholders identified in the prospectus included in the Registration Statement, which Shares the Registrant issued pursuant to the Agreement and Plan of Reorganization by and among the Registrant, Big Bend RV Merger Sub, Inc., Big Bend FW Merger Sub, LLC, SciTec, Inc., SciTec Holdco, Inc., and the sellers and the sellers’ representatives named therein, dated as of October 5, 2026 (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company’s obligation to maintain the effectiveness of the Registration Statement terminated on October 31, 2026, which was the date the Shares could be sold without volume or manner-of-sale restrictions pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended, and without the requirement for the Registrant to be in compliance with the current public information requirement under Rule 144.

This Post-Effective Amendment No. 2 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all shares of the Registrant’s common stock that were registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cedar Park, Texas, on November 2, 2026.

FIREFLY AEROSPACE INC.

By:	/s/ Darren Ma
Name: Darren Ma
Title: Chief Financial Officer